Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 2014 relating to the consolidated financial statements of New Relic, Inc. and subsidiary (the “Company”) appearing in the Prospectus dated December 11, 2014 filed by the Company pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended relating to the Company’s Registration Statement No. 333-200078 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

December 17, 2014